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                                                                    EXHIBIT 10.2


             REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE

      REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE (this "First Amendment"), dated as of August 28, 2002, between INTERSTATE 78 OFFICE PARK, LTD., a New Jersey limited partnership, FIN ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, NEW YORK DISTRIBUTION CENTER, L.P., a New Jersey limited partnership, RARITAN BUILDING ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, 191 TALMADGE ROAD REALTY HOLDINGS, L.P., a New Jersey limited partnership, WEDGEWOOD PLAZA, L.P., a New Jersey limited partnership, CARLSTADT BUILDING REALTY HOLDINGS, L.P., a New Jersey limited partnership and CARLSTADT ASSOCIATES, LTD., a New Jersey limited partnership (each such party being herein called a "Seller" and all such parties being herein collectively called the "Sellers") and KEYSTONE NEW JERSEY ASSOCIATES, LLC, a Delaware limited liability company ("Purchaser").

                              PRELIMINARY STATEMENT

      Sellers and Purchaser entered into an Agreement of Sale dated March 1, 2002, as amended by various letter amendments extending the Due Diligence Period to the last expiration date of August 5, 2002 (the Agreement of Sale, as amended by such letter agreements, being herein called the "Original Agreement"), pursuant to which Sellers agreed to sell and convey to Purchaser, and Purchaser agreed to acquire from Sellers, subject to the terms and conditions of the Original Agreement, certain Properties more specifically described therein. All capitalized terms used herein shall have the meaning specified in the Original Agreement. On August 5, 2002, Purchaser terminated the Original Agreement pursuant to Section 4.1 thereof and obtained a refund of the Deposit paid to the Escrow Agent pursuant to clause (a) of Section 2.7 of the Original Agreement.

      Sellers and Purchaser now desire to reinstate the Original Agreement and simultaneously with such reinstatement to amend the Original Agreement in the manner herein provided.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby

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acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1. Reinstatement of Original Agreement. Sellers and Purchaser hereby agree that, effective upon the execution and delivery of this First Amendment, the Original Agreement as amended hereby is hereby reinstated as a valid and binding agreement.

      2. Removal of 191 Talmadge Road. The parties hereby agree that the Property identified in the Original Agreement as 191 Talmade Road, Edison, New Jersey, is hereby removed from the Original Agreement and that the Purchase Price for the Properties is hereby reduced by the sum of $6,600,000, representing the Allocable Purchase Price for such Property. The term "Properties" as used in the Original Agreement shall be deemed not to include 191 Talmadge Road and all references in the Original Agreement and the Exhibits thereto to the Property know as 191 Talmadge Road are hereby deleted. The removal of the Property commonly known as 191 Talmadge Road shall not be deemed a termination of a Property under the definition of "Termination Limitation" contained in the Original Agreement.

      3. Purchase Price Adjustments. (a) The parties agree that, in addition to the deduct from the Allocable Purchase Price provided in the Original Agreement, the Allocable Purchase Price for the Property commonly known as 5 Finderne Avenue, Bridgewater, is hereby reduced by an additional $100,000 on account of the condition of the roof of such Property. The parties agree that there shall be no adjustment to the Purchase Price for the Property commonly known as 585-587 Industrial Road, Carlstadt, New Jersey, for the failure to consummate a space lease with Lens Clean nor shall any closing escrow pursuant to Section 2.6 be required in connection with such Lease.

      (b) In the event Purchaser elects to terminate this Original Agreement as amended by this First Amendment pursuant to Paragraph 7 of this First Amendment with respect to either the Property commonly known as 1200 Valley Brook Road, Lyndhurst, New Jersey, or the Property commonly known as 200 Middlesex Avenue, Carteret, New Jersey, the Purchase Price for the Properties remaining subject to the Original Agreement as amended by this First Amendment shall be increased by the aggregate sum of $1,000,000, such increase to be allocated pro rata against the Allocable Purchase Price for each Property actually conveyed to Purchaser.


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      4. Additional Escrows. Section 2.6 of the Original Agreement is hereby supplemented to include the following provision:

            "The parties acknowledge that Cargo Logistics, the tenant leasing the Property commonly known as 200 Middlesex Avenue, Carteret, has filed for bankruptcy and there are arrearages of rent. With respect to such Property, on the Closing Date there shall be withheld from the Allocable Purchase Price and deposited with the Escrow Agent the sum of $800,000, representing rent and operating expenses payable by Cargo Logistics for a six (6) month period following the Closing Date. Purchaser shall have the right, commencing on the corresponding day of the month immediately succeeding the Closing Date and continuing on the same day of each succeeding month for a total period of six (6) consecutive months, to draw from such escrow account a sum equal to one-sixth (1/6) of the original escrow amount toward rent and operating expenses otherwise payable by Cargo Logistics, until six (6) months shall have expired after the Closing Date. The amount to be released to Purchaser in any month under this clause shall be reduced by the amount of any sum received by Purchaser applicable to such space for the period from the Closing Date to the date occurring six (6) months after the Closing Date. To the extent that any sum is actually paid by Cargo Logistics or any other party to Purchaser for any month during such six (6) month period applicable to such space, the applicable Seller shall be entitled to receive on a monthly basis the payments for such month in excess of the payment made to Purchaser from the escrow for such month. With respect to any rent not paid by Cargo Logistics during such six (6) month period and for any period prior to the Closing Date, the applicable Seller shall be entitled to file a claim therefor in the


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            bankruptcy proceeding of Cargo Logistics and to file any other proceedings against Cargo Logistics and shall be entitled to the proceeds of such claim, provided that the applicable Seller shall not be entitled to take any action that would effect the possession of Cargo Logistics or claim any right to any security held by Purchaser.

            Sellers shall install or cause to be installed prior to the Closing Date a new roof on the Property commonly known as 585 Industrial Road, Carlstadt in a good and workmanlike manner and in accordance with the construction contract attached hereto as Exhibit A (the "Roof CONTRACT"). All guarantees and warranties of the contractor under the Roof Contract shall be assignable and shall be assigned to Purchaser on the Closing Date. In the event such roof has not been completed prior to the Closing Date in accordance with the provisions of this clause and the Roof Contract, there shall be withheld from the Allocable Purchase Price and deposited with the Escrow Agent the sum of $225,000. If the contractor under the Roof Contract fails to complete the work in accordance with the plans and specification in the manner and in accordance with the provisions of the Roof Contract, Purchaser shall have the right to complete such work in accordance with the plans and specifications contained in the Roof Contract and shall be entitled, from time to time, to draw upon such escrow to complete the roof. Any funds remaining in such escrow one hundred twenty (120) calendar days after the Closing Date shall be paid to the applicable Seller.

            The provisions of the above clauses shall not be subject to the limitations contained in subsection 2.6(e) of the Original Agreement".


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      5. Deposit Monies. Clauses (a) and (b) of Section 2.7 of the Original
Agreement are hereby deleted in their entirety and the following provisions are hereby substituted therefor:

            "(a) within two (2) business days after execution of this First Amendment, time being of the essence and such requirement being a condition to the effectiveness of the Original Agreement as amended by this First Amendment, Purchaser shall deliver to the Escrow Agent an irrevocable letter of credit from one of the banks identified on Exhibit B annexed hereto in face amount of $500,000 naming the Escrow Agent as the beneficiary, such letter of credit to have an expiry date not earlier than November 1, 2002;

            "(b) prior to the Due Diligence Expiration Date, time being of the essence and such requirement being a condition to the effectiveness of the Original Agreement as amended by this First Amendment, Purchaser shall deliver to the Escrow Agent an irrevocable letter of credit from one of the banks identified on Exhibit B annexed hereto in face amount of $500,000 naming the Escrow Agent as the beneficiary, such letter of credit to have an expiry date not earlier than November 1, 2002 (the letter of credit referred to in clause (a) above and the letter of credit referred to in this clause
            (b), being herein collectively called the "LC's"); and"

All references in the Original Agreement to the term "Deposit" shall be deemed to refer to the LC's and the proceeds of the LC's.

      6. Obligation of Escrow Agent to Draw Upon LC's. Escrow Agent shall be obligated to draw upon the LC's upon receipt of a certification from Sellers that a Purchaser Default has occurred. In such event, the proceeds of the LC's shall be held by the Escrow Agent pursuant to Section 2.8 of the Original Agreement.


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      7. Extension of Due Diligence Period. The parties acknowledge that the Due
Diligence Period under the Original Agreement is hereby extended until September 6, 2002 (the "Due Diligence Expiration Date"). If for any or no reason Purchaser is not satisfied with the results of its investigation, Purchaser may terminate this Agreement on notice to Sellers and Escrow Agent given on or prior to the Due Diligence Expiration Date, the time for giving such notice being of the essence, with respect to all of the Properties or, at the option of Purchaser, with respect to either the Property commonly known as 200 Middlesex Avenue, Carteret, New Jersey, or the Property commonly know as 1200 Valley Brook Road, Lyndhurst, New Jersey. If the termination is with respect to either such Property and not with respect to all Properties, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property. If such termination is with respect to all Properties, the LC's shall be returned to Purchaser, whereupon neither Sellers nor Purchaser shall have any further rights against the other hereunder. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 7 on or prior to the Due Diligence Expiration Date, Purchaser shall conclusively be deemed to have waived its right of termination under this Paragraph 7.

      8. Additional Obligations of Sellers. If after the closing Purchaser reasonably determines that a "no further action letter", or other approval, consent or other document required to be obtained from the DEP or any other governmental authority having jurisdiction with respect to any remediation or underground tank removals previously conducted on any of the Properties has not been obtained, Sellers agree to execute such documents as are reasonably requested by Purchaser for the purpose of Purchaser complying, at Purchaser's sole expense, with Legal Requirements that are applicable to such activities and the obtaining of a "no further action letter" or other such approval, consent or document, provided Seller shall not be obligated to incur any cost in connection therewith or obligated to undertake any remediation. The obligations under this Paragraph 8 all survive the closing of title.

      9. Additional Representations of Sellers. Sellers represent and warrant to Purchaser that (a) the notices required to be sent pursuant to Section 7.8 of the Original Agreement were sent to any party having a right of first refusal or first offer to purchase a Property and that no such party exercised its right of first refusal or first offer and (b) Petillo Enterprises, LLC, the holder of a second mortgage encumbering the Properties, has agreed to discharge or release such second


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mortgage on the Closing Date in consideration of payment of the sum of
$1,500,000.

      10. Title. Pursuant to Section 3.3 of the Original Agreement, counsel for Purchaser forwarded to Sellers a letter dated March 28, 2002 containing certain Title Objections. The parties agree that Purchaser shall have until September 6, 2002 to either (a) waive the Title Objection which is not removed and close title without abatement or reduction of the Purchase Price or (b) terminate this Agreement, whereupon, the Deposit shall be returned to Purchaser, and upon such return, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void.

      11. Closing Date. The first sentence of Section 9.3 of the Original Agreement is hereby deleted and the following is substituted therefor: "The closing of this transaction shall be conducted on the earlier of (a) four (4) business days after Sellers deliver to Purchaser the payoff letter described in Paragraph 12 and (b) September 30, 2002 (the "Closing Date") at 10:00 A.M. If the closing does not occur on such date, either party shall have the right to make time of the essence upon three (3) business days notice to the other party."

      12. LNA Obligations. Section 9.2 of the Original Agreement is hereby supplemented to include the following clause:

            "(k) Seller shall have delivered a "letter of non applicability" from the DEP confirming that the conveyance of each Property is not subject to the provisions of the Industrial Site Recovery Act of the State of New Jersey or a "no further action letter" from the DEP, provided such letter is not conditioned upon any use restrictions, administrative or engineering controls or any other restriction, including but not limited to, the establishment of a classification exception area".

      13. Closing Documents. Clause (k) of Section 9.4 is hereby deleted in its entirety.

      14. Payoff Letter. On or before September 26, 2002, Seller shall deliver to Purchaser a letter pursuant to which Mortgagee will agree to release the Properties that are then subject to this transaction from the Loan Documents on the Closing Date for


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a release price equal to or less than the net proceeds payable to Seller on the
Closing Date. In the event Sellers do not deliver such letter, either Sellers or Purchaser shall have the right to terminate this Agreement, whereupon the LC's shall be returned to Purchaser and neither Sellers nor Purchaser shall have any further rights against the other. Section 11.4 of the Original Agreement is deleted in its entirety.

      15. Carlstadt Easement. The parties acknowledge that Carlstadt Associates, Ltd. has been involved in litigation with E & K Success, Ltd. ("E&K") with respect to a storm water sewer easement on adjoining lands owned by E&K. Sellers represent and warrant to Purchaser that such litigation has been settled and that E & K has agreed to grant to Carlstadt Associates, Ltd. an Easement Agreement substantially in form of Exhibit C annexed hereto. The parties agree that the execution and delivery of such Easement Agreement and the obtaining of an agreement from any mortgagee or lien creditor of E&K subordinating such mortgage or lien to the Easement Agreement shall be a condition precedent to the closing under the Original Agreement, as amended by this First Amendment. If the sewer line and other work described in the Easement Agreement has not been completed on the Closing Date in accordance with the provisions of the Easement Agreement, there shall be deducted from the Allocable Price for the Property commonly known as 585-587 Industrial Road, Carlstadt, New Jersey, and deposited with the Escrow Agent the sum of $30,000. After the closing, Purchaser shall complete the work under the Easement Agreement and shall be entitled to reimbursement from such monies for the cost thereof as the work progresses. Any portion of the monies escrowed to complete such work remaining after Purchaser has been reimbursed for the cost of completion shall promptly be paid to the applicable Seller.

      16. Miscellaneous. Except as amended hereby, all of the terms and conditions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey. This First Amendment may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of, or aid in the


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interpretation of any of the provisions hereof. If there is any inconsistency between the provisions of this First Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall govern. This First Amendment may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

                           (Intentionally Left Blank)


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                             Sellers:

                             INTERSTATE 78 OFFICE PARK, LTD.
                             A New Jersey Limited Partnership

                             By: Interstate 78 Office Park GP, L.L.C., A
                                 New Jersey Limited Liability Company,
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President


                             FIN ASSOCIATES LIMITED PARTNERSHIP
                             A New Jersey Limited Partnership

                             By: Fin Building GP, L.L.C., A New Jersey
                                 Limited Liability Company, general Partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation,
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President


                             NEW YORK DISTRIBUTION CENTER, L.P.
                             A New Jersey Limited Partnership

                             By: Carteret-Industrial Road Management
                                 Corp., A New Jersey Corporation,
                                 general partner

                                 By: /s/ Lawrence S. Berger
                                     -------------------------------------------
                                     Name:  Lawrence S. Berger
                                     Title: President


                             RARITAN BUILDING ASSOCIATES LIMITED
                             PARTNERSHIP,
                             A New Jersey Limited Partnership

                             By: Raritan Building GP, L.L.C.,
                                 A New Jersey Limited Liability Company
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation
                                         general partner


                                          By: /s/ Lawrence S. Berger
                                              ----------------------------------
                                          Name:  Lawrence S. Berger
                                          Title: President


                             191 TALMADGE ROAD REALTY HOLDINGS, L.P.
                             A New Jersey Limited Partnership

                             By: 191 Talmadge Road GP, Inc.
                                 A New Jersey Corporation, general
                                 partner

                                 By: /s/ Lawrence S. Berger
                                     -------------------------------------------
                                     Name:  Lawrence S. Berger
                                     Title: President


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                             WEDGEWOOD PLAZA, L.P.
                             A New Jersey Limited Partnership

                             By: Wedgewood Lyndhurst Realty Holdings,
                                 Inc., A New Jersey Corporation, general
                                 partner

                                 By: /s/ Lawrence S. Berger
                                     -------------------------------------------
                                     Name:  Lawrence S. Berger
                                     Title: President


                             CARLSTADT BUILDING REALTY HOLDINGS, L.P.
                             A New Jersey Limited Partnership

                             By: Carlstadt Triangle Property, Inc., A
                                 New Jersey Corporation, general partner

                                 By: /s/ Lawrence S. Berger
                                     -------------------------------------------
                                     Name:  Lawrence S. Berger
                                     Title: President


                             CARLSTADT ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: Carlstadt Industrial Road GP, L.L.C.,
                                 A New Jersey Limited Liability Company,
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation,
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President


                             KEYSTONE NEW JERSEY ASSOCIATES, LLC

                             By: /s/ Saul A. Behar
                                 -----------------------------------------------
                                 Name:  Saul Behar
                                 Title: Senior Vice President and Secretary


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                            JOINDER BY TITLE INSURER

      By execution hereof, the Title Insurer hereby consents to the execution and delivery of this Agreement.

                                      CHICAGO TITLE INSURANCE
                                      COMPANY


                                      By: /s/ Ralph A. Romano
                                          -----------------------
                                         Name:  Ralph A. Romano
                                         Title: R.V.P.


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